                                                                    EXHIBIT 5.1

                               September 13, 1996



Aames Financial Corporation
3731 Wilshire Boulevard
Los Angeles, California 90010

Ladies and Gentlemen:

         At your request, the undersigned, Barbara S. Polsky, Esq. Senior Vice President and General Counsel of Aames Financial Corporation, a Delaware corporation (the "Company"), has examined the Registration Statement on Form S-3 (the "Registration Statement"), to which this letter is attached as Exhibit 5.1, filed by the Company in order to register under the Securities Act of 1933 (the "Securities Act"), up to an aggregate of $300,000,000 of (a) the Company's debt securities, in one or more series (the "Debt Securities") and (b) shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"). The Debt Securities and Common Stock are referred to herein collectively as the "Securities."

         I have examined the Certificate of Incorporation of the Company, its Bylaws, the form of Omnibus Indenture attached to the Registration Statement as
Exhibit 10.1 (the "Omnibus Indenture") and such other corporate records, certificates, documents and matters of law as I have deemed necessary to render this opinion.

         Based on the foregoing and subject to compliance with applicable state securities and "Blue Sky" laws and the exceptions set forth below, I am of the opinion that:

         1. The issuance and sale by the Company of up to $300,000,000 of Securities, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of the Company.

         2. When (a) the Omnibus Indenture and supplemental indentures (the "Indentures") have been qualified under the Trust Indenture Act of 1939, (b) the Debt Securities have been duly established by the applicable Indentures duly authenticated by the trustee and duly executed and delivered on behalf of the Company

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September 13, 1996
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against payment therefor in accordance with the terms and provisions of the applicable Indentures and as contemplated by the Registration Statement, the prospectus therein contained (the "Prospectus") and the related Prospectus Supplement(s), (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act,
(c) assuming that the terms of the Debt Securities and the applicable Indentures as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (d) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will be constituted valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

         3. When (a) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (b) assuming that the terms of the Common Stock as issued and sold are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (c) assuming that the Common Stock is then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         The opinion expressed in paragraph 2 above, relating to whether the securities described therein will be valid and legally binding obligations of the Company, are qualified as to:

         A. limitations imposed by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium, fraudulent conveyance or other laws relating to or affecting the rights of creditors, generally;

         B. limitations imposed by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

         C. the effect of applicable court decisions holding that provisions of agreements are unenforceable where the breach thereof imposes restrictions or burdens on a debtor and it cannot be demonstrated that the enforcement thereof is necessary for the

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protection of the creditor; and the effect of applicable statutes or court decisions limiting in certain circumstances enforcement of provisions imposing penalties, forfeitures, late payment charges or increases in interest rates upon delinquency in payment or default; and the enforceability of any choice of forum which may be included in the securities, which may be subject to limitation by certain procedural rules of and statutes applicable to the Federal courts.

         I consent to the use of this opinion as an Exhibit to the Registration Statement and to use of my name in the Prospectus constituting a part thereof.

                                                  Respectfully submitted,

                                                  /s/ BARBARA S. POLSKY, ESQ.
                                                  ----------------------------
                                                  Barbara S. Polsky, Esq.
                                                  Senior Vice President
                                                  and General Counsel
                                                  Aames Financial Corporation